UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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Boston Private Financial Holdings, Inc.
(Name of Registrant as Specified in Its Charter)

HoldCo Opportunities Fund III, L.P. HoldCo Asset Management, LP VM GP VII LLC VM GP II LLC VIKARAN GHEI MICHAEL ZAITZEFF Jeita L. DenG Merrie S. Frankel Laurie M. Shahon
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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HoldCo Opportunities Fund III, L.P. (“HoldCo Fund”), together with the participants named herein (collectively, “HoldCo”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2021 annual meeting of shareholders of Boston Private Financial Holdings, Inc., a Massachusetts corporation (the “Company”), and has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes to oppose the merger between the Company and SVB Financial Group, a Delaware corporation, at the special meeting of shareholders of the Company to be held virtually on April 27, 2021.

On March 19, 2021, the following article was published by the Boston Business Journal, which contained quotes from Vikaran Ghei of Holdco:

Boston Private calls bid to kill SVB deal a ‘reckless gamble’

By Greg Ryan

3/19/21

HoldCo Asset Management LP has taken lots of swipes at Boston Private Financial Holdings Inc.’s leadership recently. On Friday, those leaders fired back.

The company’s board of directors published a letter to shareholders in defense of its proposed sale to the parent of Silicon Valley Bank, valued at $900 million when the deal was announced. HoldCo, a Boston Private investor, has asked fellow shareholders to vote down the proposed deal, arguing that it undervalues the company and that Boston Private’s leadership should have pursued other offers.

The high-stakes battle is nearing a crescendo: Shareholders will vote on the transaction at an April 27 meeting. The merger cannot go through unless holders of at least 66.7% of the outstanding shares in Boston Private common stock approve the deal.

In the letter Friday, the board blasted HoldCo’s financial analysis and its campaign against the deal, calling the effort “a reckless gamble that reflects its inexperience in banking.”

HoldCo is operating on “the unfounded hope that a previously unknown acquiror will suddenly materialize to deliver more value than the financially and strategically compelling high-premium transaction already negotiated” with Silicon Valley, the board said.

Since January, HoldCo has sought to install directors of its choosing on Boston Private’s board. Initially, it put forward a slate of five nominees, including HoldCo co-founders Misha Zaitzeff and Vik Ghei.

But earlier this month, HoldCo withdrew the Ghei and Zaitzeff nominations. Boston Private’s board contended Friday that the move was a sign of the firm’s “dangerous inexperience.” HoldCo has also pushed for a board shakeup at Berkshire Bank’s parent, including by nominating Zaitzeff as a director at that institution. The firm was “evidently unaware of longstanding banking laws prohibiting such proposed director interlocks,” the Boston Private board said.

Should HoldCo be granted its wishes, the company could be in violation of the merger agreement, which calls for Boston Private to avoid an immediate re-review of strategic alternatives to the deal, according to the board.

“HoldCo is an activist hedge fund with no prior experience managing any company, much less a bank, and no apparent familiarity with the regulatory regime under which Boston Private operates, asking Boston Private shareholders to simply take a flyer on its uninformed, unreliable and unachievable strategies,” the board said.

In an emailed statement Friday, Ghei called the claim that HoldCo is inexperienced “laughable,” saying the firm and its principals have been involved in dozens of bank holding company turnarounds and restructurings. He pointed to Berkshire’s recent agreement to cooperate with HoldCo, saying that Boston-based lender “did the right thing.”

“In order to deflect from the fact that it is doing the wrong thing, Boston Private has stretched the limits of reason to make accusations and characterizations that have no legitimate basis in reality,” Ghei said.

The letter Friday includes the board’s case to shareholders that the deal offers them a significant premium to Boston Private’s pre-announcement stock price, especially given the increase in Silicon Valley’s stock price so far in 2021. It also defended the decision to take Silicon Valley’s offer, saying that Boston Private received one very informal offer that was below the implied value of the Silicon Valley offer.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

HoldCo Opportunities Fund III, L.P. (“HoldCo Fund”), together with the participants named herein (collectively, “HoldCo”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2021 annual meeting of shareholders of Boston Private Financial Holdings, Inc., a Massachusetts corporation (the “Company”), and has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes to oppose the merger between the Company and SVB Financial Group, a Delaware corporation, at the special meeting of shareholders of the Company to be held virtually on April 27, 2021.

HOLDCO STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ EACH THE PROXY STATEMENTS AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATIONS WILL PROVIDE COPIES OF THE PROXY STATEMENTS WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The Participants in the proxy solicitation with regard to the Annual Meeting are anticipated to be HoldCo Fund, VM GP VII LLC (“VM GP VII”), HoldCo Asset Management, LP (“HoldCo Asset Management”), VM GP II LLC (“VM GP II”), Vikaran Ghei, Michael Zaitzeff, Jeita L. Deng, Merrie S. Frankel and Laurie M. Shahon. The Participants in the proxy solicitation with regard to the Special Meeting are anticipated to be HoldCo Fund, VM GP VII, HoldCo Asset Management, VM GP II, Vikaran Ghei and Michael Zaitzeff.

As of the date hereof, HoldCo Fund directly owned 4,049,816 shares of Common Stock, par value $1.00 per share, of the Company (the “Common Stock”). As the general partner of HoldCo Fund, VM GP VII may be deemed to beneficially own the 4,049,816 shares of Common Stock owned directly by HoldCo Fund. As the investment manager of HoldCo Fund, HoldCo Asset Management may be deemed to beneficially own the 4,049,816 shares of Common Stock owned directly by HoldCo Fund. As the general partner of HoldCo Asset Management, VM GP II may be deemed to beneficially own the 4,049,816 shares of Common Stock owned directly by HoldCo Fund. As Members of each of VM GP VII and VM GP II, each of Messrs. Ghei and Zaitzeff may be deemed to beneficially own the 4,049,816 shares of Common Stock owned directly by HoldCo Fund. As of the date hereof, none of Mses. Deng, Frankel or Shahon beneficially own any securities of the Company.